SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Plan

On March 19, 2012, the Board of Directors (the “Board”) of Saratoga Resources, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved an Annual Incentive Plan (the “Plan”), which will be administered by the Committee. Employees of the Company or any of its subsidiaries may be eligible to participate in the Plan and may be assigned a participation tier (which may be based on salary or responsibility level and the competitive market), as determined on an annual basis by the Committee in its sole discretion. Each participation tier will be assigned a maximum bonus percentage of annual base salary, as determined on an annual basis by the Committee in its sole discretion. Awards under the Plan will be based on the attainment of Company financial and strategic performance criteria, as determined on an annual basis by the Committee in its sole discretion. Awards under the Plan will be paid in cash lump sum amounts or, in part, in equity awards after the end of the applicable Plan year, as determined on an annual basis by the Committee in its sole discretion. The Committee, in it sole discretion, may increase or decrease individual awards under the Plan based on an individual’s performance, may determine not to make any awards under the Plan even if the performance criteria have been achieved or may determine to pay a lesser or greater amount to any employee, a group of employees or all employees participating in the Plan. The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is incorporated herein by reference and is attached hereto as Exhibit 10.1.

For the 2012 Plan year, the Committee has established five participation tiers, which range from Tier 1 for the Chief Executive Officer and President to Tier 5 for field personnel. The maximum bonus for the Chief Executive Officer and President are 100% of base salary and the maximum bonus for each Vice President is 80% of annual base salary. For the 2012 Plan year, the Committee has established minimum and target performance criteria based on production growth, reserve growth and EBITDA growth, each weighted to account for 20% of the performance criteria, and a discretionary component that is weighted to account for 40% of the performance criteria.

After the end of 2012, the Committee will evaluate the performance criteria and determine Company performance as well as actual bonuses, and the character of such bonuses (whether all cash or part cash and part equity), to be paid under the 2012 Plan. Where performance under a specific criteria exceeds the minimum threshold established by the Committee but is less than the target performance, credit toward satisfaction of that criteria shall be prorated.

Bonuses and Salary Adjustments

On March 19, 2012, the Committee approved the payment of bonuses of $100,000 to each of Thomas Cooke, the Company’s Chairman and Chief Executive Officer, and Andrew Clifford, the Company’s President.  The bonuses pertain to 2011 Company performance.  The Committee also approved an increase in the base salary of Brian Daigle, the Company’s Vice President of Operations, from $180,000 to $190,000.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Saratoga Resources, Inc. Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: March 23, 2012	By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Chief Financial Officer

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